May 1, 1998


Dear Shareholder:

Recently shareholders of the Western Asset Trust funds received a Proxy statement from Western Asset Trust Inc. If you have questions on the proxy, or other current issues please feel free to contact me at Western Asset Management Company. My phone number and address are listed below. Also, I have enclosed a business card for your files.

117 E. Colorado Blvd.
Pasadena, CA 91105
Phone: 626-844-9585
Email: kbenz@westernasset.com

I look forward to hearing from you with any questions and/or suggestions.

Sincerely,


/s/ Kristin M. Benz
_____________________________

Kristin M. Benz, CPA
Client Service Executive